NI Holdings, Inc. Reports Results for Fourth Quarter and Year Ended December 31, 2024

FARGO, North Dakota, March 7, 2025 – NI Holdings, Inc. (“NI Holdings,” or the “Company,” NASDAQ: NODK) announced today results for the year ended December 31, 2024.

Summary of Year-End 2024 Results

(All comparisons vs. continuing operations for the year-end 2023, unless noted otherwise)

•	Strong fourth quarter net income of $9.9 million, with 16.2% return on average equity.
•	Fourth quarter combined ratio of 80.0%, up 1.3 pts compared to the prior year quarter, reflecting excellent underwriting results in our Private Passenger Auto and Home and Farm segments, partially offset by unfavorable prior year reserve development and further current year reserve strengthening in Non-Standard Auto.
•	Combined ratio of 100.7% for full year 2024 versus 97.0% for the prior year, driven by unfavorable prior year reserve development in Non-Standard Auto and higher loss severity and higher non-catastrophe weather-related losses in North Dakota and Nebraska Home and Farm, partially offset by lower levels of weather-related losses and a sustained moderation of severity in Private Passenger Auto.
•	Net investment income increased 36.2% to $10.9 million, driven by higher fixed income reinvestment rates.
•	Direct written premiums of $73.1 million during the quarter, down 7.9% compared to the prior year quarter and full year direct written premiums of $342.3 million, up 0.3% compared to prior year. Decrease for the quarter was driven by Non-Standard Auto, while full-year growth was driven by increased premiums in the Private Passenger Auto and Home and Farm segments, partially offset by Crop and Non-Standard Auto.
•	Net earned premiums of $71.8 million, down 3.0% compared to prior year quarter and full year net earned premiums of $310.1 million, up 6.2% compared to prior year.
•	Earnings per share of $0.47 for the current year quarter compared to $0.92 for the prior year quarter, and earnings per share of $0.31 for the current year compared to $0.93 for the prior year.

	Three Months Ended December 31,			Year Ended December 31,
Dollars in thousands, except per share data (unaudited)	2024	2023	Change	2024	2023	Change
Direct written premiums	$73,084	$79,370	(7.9%)	$342,301	$341,234	0.3%
Net earned premiums	$71,787	$73,993	(3.0%)	$310,110	$292,117	6.2%
Loss and LAE ratio	45.8%	43.5%	2.3 pts	66.9%	63.8%	3.1 pts
Expense ratio	34.2%	35.2%	(1.0) pts	33.8%	33.2%	0.6 pts
Combined ratio	80.0%	78.7%	1.3 pts	100.7%	97.0%	3.7 pts
Net income (loss) attributable to NI Holdings	$9,848	$6,625	48.6%	$(6,060)	$(5,476)	10.7%
Continuing operations	$9,848	$19,202	(48.7%)	$6,600	$19,581	(66.3%)
Discontinued operations	-	$(12,577)	NM	$(1,512)	$(25,057)	(94.0%)
Loss on sale of discontinued operations	-	-	NM	$(11,148)	-	NM
Return on average equity	16.2%	32.3%	(16.1) pts	2.8%	7.9%	(5.1) pts
Basic earnings (loss) per share	$0.47	$0.32	46.9%	$(0.29)	$(0.26)	11.5%
Continuing operations	$0.47	$0.92	(48.9%)	$0.31	$0.93	(66.7%)
NM = not meaningful

Management Commentary

“I would like to reiterate the honor and privilege it is to have the opportunity to lead this organization,” said Seth Daggett, newly named President and Chief Executive Officer. “I am excited to continue to build off its excellent foundation and partner with our talented board, employees, and agents to further advance the Company toward a successful future.

Turning to results, we were pleased with our performance during the fourth quarter, particularly our Private Passenger Auto and Home and Farm segments, which benefited from improved weather and the aggressive rate and underwriting actions we’ve taken over the past two years. Our high-quality investment portfolio once again produced strong returns, resulting in a meaningful $2.9M year-over-year increase in net investment income. We continued to face challenging operating conditions in our Non-Standard Auto business, leading to another quarter of unfavorable reserve development in the segment. To that end, in the fourth quarter we began to execute aggressive strategic actions to address these issues and will continue these efforts in the coming year.

These actions, as well as the sale of Westminster American Insurance in the second quarter, support our immediate priority of improving our risk profile to target reduced earnings volatility, while ultimately supporting our ability to generate consistent profitable growth going forward.

Looking ahead, we will refocus our efforts on development of a comprehensive long-term strategic plan centered around our strong and longstanding foundation in North Dakota, including increased investments in people and technology, enhanced distribution management efforts, and a renewed focus on expense management initiatives. We’re confident this plan will support our primary objective of creating lasting value for our shareholders through sustained growth and profitability over time.”

Securities and Exchange Commission (SEC) Filings

The Company’s Annual Report on Form 10-K and latest financial supplement can be found on the Company’s website at www.niholdingsinc.com. The Company’s filings with the SEC can also be found at www.sec.gov.

About the Company

NI Holdings, Inc. is an insurance holding company. The Company is a North Dakota business corporation that is the stock holding company of Nodak Insurance Company and became such in connection with the conversion of Nodak Mutual Insurance Company from a mutual to stock form of organization and the creation of a mutual holding company. The conversion was consummated on March 13, 2017. Immediately following the conversion, all of the outstanding shares of common stock of Nodak Insurance Company were issued to Nodak Mutual Group, Inc., which then contributed the shares to NI Holdings in exchange for 55% of the outstanding shares of common stock of NI Holdings. Nodak Insurance Company then became a wholly-owned stock subsidiary of NI Holdings. NI Holdings’ financial statements are the consolidated financial results of NI Holdings; Nodak Insurance, including Nodak’s wholly-owned subsidiaries American West Insurance Company, Primero Insurance Company, and Battle Creek Insurance Company; Direct Auto Insurance Company; and Westminster Insurance Company until the date of sale.

Safe Harbor Statement

Some of the statements included in this news release, particularly those anticipating future financial performance, including investment performance and yields, business prospects, growth and operating strategies, the impact of underwriting changes and other strategic actions on operating results, our plans to increase investments in people and technology, enhance distribution management efforts, and focus on expense management initiatives, our ability to generate consistent profitable growth and create lasting value for our shareholders, and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss adjustment expense reserves, business and economic conditions, the changes in the international trade policies and the potential impact of such changes, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, including the impacts of climate change, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the insurance companies we may acquire from time to time, the impact of inflation on our operating results, and other risks we describe in the periodic reports we file with the SEC. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K, as filed with the SEC.

Investor Relations Contact:

Matt Maki

Executive Vice President, Treasurer and Chief Financial Officer
701-212-5976
IR@nodakins.com